Exhibit 99.2

News Release	FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Media	Marvin Brown	(281) 591-4212
	Bruce Bullock	(281) 591-4429
Investors	Maryann Seaman	(312) 861-6414

FMC Technologies CFO to Address

RBC Capital Markets North American Energy and Power Conference

HOUSTON, May 31, 2005 – FMC Technologies, Inc. (NYSE: FTI) announced today that William H. Schumann, Senior Vice President and Chief Financial Officer, will address attendees at the following event:

Analyst Conference:	RBC Capital Markets North American Energy and Power Conference – Boston, Massachusetts Monday, June 6, at 4:10 P.M. Eastern Daylight Time

Presentation:	Live Web cast and presentation slides will be available at the time of the presentation on the FMC Technologies Web site, www.fmctechnologies.com - Investor Center/Presentations section. The Web cast replay will be available on the same Web site following the presentation. The slides will remain available on the Web site following the presentation, until replaced by a subsequent presentation.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 9,000 people and operates 31 manufacturing facilities in 16 countries.

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